UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2010

Rogers International Raw Materials Fund, L.P.

(Exact Name of Registrant as Specified in Charter)

Illinois	000-51836	36-4368292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Beeland Management Company, L.L.C. General Partner 141 West Jackson Boulevard Suite 1340A Chicago, Illinois	60604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 264-4375

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)(1)

Pursuant to Section 20.1 of the Fifth Amended and Restated Agreement of Limited Partnership of Rogers International Raw Materials Fund, L.P. (the “Registrant”), Beeland Management Company, L.L.C., the general partner of the Registrant (“Beeland”), amended the Registrant’s limited partnership agreement effective May, 1, 2010. Effective May 4, 2010, Beeland restated Registrant’s Certificate of Limited Partnership, filed with the Secretary of State of the State of Illinois, to reflect certain of the amendments to Registrant’s limited partnership agreement.

(a)(2)

Beeland amended Registrant’s limited partnership agreement (the “Partnership Agreement”) as follows: generally to clarify that limited partners may be admitted to Registrant by agreeing to such admission and agreeing to be bound by the terms of the Partnership Agreement without separately executing a form of the Partnership Agreement; generally to clarify that Beeland shall make no loans to Registrant; generally to provided that Registrant’s net profits and losses shall be allocated pro rata on the basis of a limited partner’s partnership interest in Registrant, not on the basis of number of units of limited partnership owned by a limited partner; to exclude income and loss arising out of the bankruptcy of Refco Inc. and its affiliates from the definitions of “Net Profits” and “Net Losses” set forth in Section 3(g) of the Partnership Agreement and to provide in Sections 9.1, 9.2 and 9.3 (as well as generally) that only those limited partners in Registrant as of October 31, 2005 shall participate in any such income or loss; to eliminate from Article VI December 31, 2020 as a specific termination date of Registrant); to provide in Section 8.1 that Beeland shall maintain a 1% interest in Registrant and shall maintain a net worth of not less than the greater of $50,000 or 5% of the total contributions to Registrant and to all other commodity pool programs for which Beeland serves as general partner but is not required to maintain a net worth in excess of $1,000,000.; to provide in Section 8.2 that units of limited partnership interest may be issued in Series; to provide in Section 11.2 that Registrant’s organizational and offering expenses shall be limited to 15% of the capital contributions to Registrant and that brokerage arrangements shall be non-exclusive and brokerage commissions shall not exceed 14% annually of Registrant’s average net asset value; to provide in Article IV that no more than 20% of Registrant’s interest income may be allocated to commodity brokers; to provide in Section 10.1 that contracts with Beeland or its affiliates may be terminated upon 60 days notice; and to provide in Section 8.5 that upon a loss of 50% or greater as of the close of business on any business day, since the most recent month-end valuation date, Registrant shall cease trading and offer limited partners as special redemption date.

Beeland restated Registrant’s Certificate of Limited Partnership to reflect the perpetual existence of Registrant and to delete the text of the optional statement regarding partners’ membership termination and distribution rights.

Item 9.01 Financial Statements and Exhibits.

Exhibits

The following exhibits are incorporated herein by reference to the exhibits of the same description and number filed on May 14, 2010 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-166849):

3.01	Restated Certificate of Limited Partnership of Registrant

3.02	Sixth Amended and Restated Limited Partnership Agreement of Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rogers International Raw Materials Fund, L.P.
	By:	Beeland Management Company, L.L.C., General Partner
Date: May 17, 2010
	By:	/s/ Allen D. Goodman
Allen D. Goodman
Managing Member